Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statements (Form S-3 Nos. 333-230577, 333-248103, and 333-255610) of Genocea Biosciences, Inc.,
(2)Registration Statements (Form S-8 Nos. 333-230062, 333-223129, 333-216183, 333-209576, 333-202333, 333-197127, 333-236413, 333-238878, and 333-253364) pertaining to the Amended and Restated 2014 Equity Incentive Plan of Genocea Biosciences, Inc.,
(3)Registration Statement (Form S-8 No. 333-226655) pertaining to the Amended and Restated 2014 Equity Incentive Plan, 2014 Employee Stock Purchase Plan, as amended, and common stock issuable pursuant to Narinderjeet Singh Inducement Stock Option Agreement of Genocea Biosciences, Inc., and
(4)Registration Statement (Form S-8 No. 333-194021) pertaining to the Amended and Restated 2007 Equity Incentive Plan and 2014 Equity Incentive Plan of Genocea Biosciences, Inc.;
of our report dated March 18, 2022, with respect to the consolidated financial statements of Genocea Biosciences, Inc. included in this Annual Report (Form 10-K) of Genocea Biosciences, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP
Boston, Massachusetts
March 18, 2022